Wound Management Technologies Completes
Strategic Acquisition Adding Valuable New Product Platform

FORT WORTH, TX – Sept. 17, 2009 -- Wound Management Technologies, Inc., (OTC BB: WNDM) a rapidly growing provider of specialty medical products, announced today that it has completed the acquisition of BioPharma Management Technologies, Inc., a privately held biotechnology company with a platform of proprietary and patented technologies for topical pain management and resorbable orthoses.

Under the terms of the agreement, BioPharma is now a wholly owned subsidiary of Wound Management Technologies in exchange for 4,500,000 shares of Wound Management Technologies common stock.

Wound Management Technologies' Chief Executive Officer Scott Haire states, “BioPharma’s proprietary technologies and its future products are complementary to our major product CellerateRx®. BioPharma provides broad new applications across several of the medical markets that we currently serve. Over the past year we have made excellent progress in bringing the science and technology of CellerateRx to the market. Now with the acquisition of BioPharma, we are adding additional science and technology that strengthen Wound Management Technologies’ role as a leading global provider of wound care products.”

CellerateRx is a collagen hydrolysate polypeptid whose patented collagen fragments, which are a fraction of the size of the native collagen molecules and particles found in other products, deliver the benefits of collagen to the body immediately. CellerateRx is used in the management of pressure ulcers, traumatic wounds, diabetic ulcers, first and second degree burns, venous stasis ulcers, ulcers due to arterial insufficiency and superficial wounds.

About Wound Management Technologies, Inc.:

Wound Management Technologies, through its subsidiary Wound Care Innovations, markets and distributes wound care products to the healthcare market under patented technology licensed to the company. The company is positioned and seeks to be a leading provider of wound care products. The company’s corporate headquarters are in Fort Worth, Texas.For more information please visit the company's website at www.celleraterx.com .

An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at www.hawkassociates.com.

A profile for investors can be accessed at http://www.hawkassociates.com/clients/profile/wnmd.cfm.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results. This document may contain forward-looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks and uncertainties detailed in the Company's SEC filings. The Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events.

Contacts:
Product information, contact Cathy Bradshaw at 954-315-9242.
Shareholder relations, contact Lucy Singleton at 817-820-7080.

Investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at 305-451-1888 or email woundmanagement@hawkassociates.com.

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